EXHIBIT  23.4

                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Level 8 Systems, Inc. Registration Statement on Form S-8 for the Level 8 Systems, Inc. 2000 Stock Grant Retention Plan, as amended and restated, of our report dated December 31, 1998 relating to the financial statements of Seer Technologies, Inc., which appears in the Annual Report on Form 10-K of Seer Technologies, Inc. for the year ended September 30, 1998.



/s/     PRICEWATERHOUSECOOPERS  LLP

McLean,  Virginia
December  15,  2000